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                                                                     EXHIBIT 4.5



                        RULES OF THE BCO TECHNOLOGIES PLC

                              APPROVED SHARE SCHEME



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                                 MCGRIGOR DONALD
                                   SOLICITORS


                                  Pacific House
                              70 Wellington Street
                                     GLASGOW
                                     G2 6SB
                            Telephone: 0141 248 6677
                       Facsimile: 0141 204 1351 / 221 1390
                         E-Mail: enquiries@mcgrigors.com
                       Web Site: HTTP://WWW.MCGRIGORS.COM
                                    189367.1


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                                TABLE OF CONTENTS

CLAUSE    HEADING                                                                                          PAGE NO.

1         DEFINITIONS AND INTERPRETATION......................................................................2

2         GRANT OF OPTIONS....................................................................................4

3         DEALINGS IN OPTIONS.................................................................................4

4         INLAND REVENUE LIMIT ON SHARES SUBJECT TO OPTION....................................................5

5         INVESTOR PROTECTION COMPANY LIMITS ON OPTIONS.......................................................5

6         EXERCISE OF OPTIONS.................................................................................6

7         LAPSE OF OPTIONS....................................................................................7

8         CESSATION OF SERVICE................................................................................7

9         TAKEOVERS AND LIQUIDATIONS..........................................................................8

10        VARIATION OF SHARE CAPITAL..........................................................................9

11        MANNER OF EXERCISE OF OPTIONS......................................................................10

12        ALTERATION.........................................................................................10

13        EMPLOYMENT.........................................................................................11

14        ADMINISTRATION.....................................................................................11


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                        RULES OF THE BCO TECHNOLOGIES PLC
                          APPROVED SHARE OPTION SCHEME

1    DEFINITIONS AND INTERPRETATION

1.1 In these Rules, including these definitions, the following words and expressions shall except insofar as the context otherwise requires have the meanings set opposite them respectively:-

     "ACQUIRING COMPANY" means a company which has obtained control of the Company in terms of Rule 9.1 or 9.2, or, as the case may be, a company which has become bound or entitled as mentioned in Rule 9.3

     "ACQUISITION PRICE" means in respect of any Share over which an Option is granted the price at which such Share may be acquired on the exercise of the Option which price shall be determined by the Committee but shall not be less than the Market Value of a Share at the Material Time

     "ACT" means the Income and Corporation Taxes Act 1988

     "APPROPRIATE PERIOD" has the meaning given in paragraph 15(2) of Schedule 9

     "ASSOCIATED COMPANY" has the meaning given in paragraph 23 of Schedule 9 by virtue of section 187 of the Act Auditors the auditors of the Company (acting as experts and not as arbitrators)

     "BOARD" means the board of directors of the Company

     "CLOSE PERIOD" means the period defined as a "close period" for the purposes of the Model Code of the Stock Exchange concerning dealings by directors and employees in securities of the Company

     "COMMENCEMENT DATE" means the date on which the Company shall receive notice that the Inland Revenue has formally approved the Scheme under
     Schedule 9

     "COMMITTEE" means the remuneration committee of the Board

     "COMPANY" means BCO Technologies PLC

     "CONTROL" has the meaning given in section 840 of the Act

     "DATE OF GRANT" means in respect of any Option the date on which it is granted

     "DEALING DAY" means a day on which the London Stock Exchange is open for the transaction of business

     "ELIGIBLE EMPLOYEE" means a person who is not precluded by paragraph 8 of
     Schedule 9 from participating in the Scheme and who is either (a) an employee of a Participating Company who is not a Director of a Participating Company or (b) a Director of a


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      Participating Company who is required to devote to his duties substantially the whole of his working time and in no case less than 25 hours per week (excluding meal breaks)

      "GRANT VALUE" means:-

      (a) in respect of any Share over which an Option has been granted or which has been acquired pursuant to the exercise of an Option the Market Value of that Share at the Material Time

      (b) in respect of any Share over which an option has been granted under any other share option scheme, the market value (as determined for the purposes of such scheme) of such Share at the time of grant of the option

      "LONDON STOCK EXCHANGE" means The London Stock Exchange Limited

      "MARKET VALUE" means at any time either:-

      (a) the market value of a Share determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed for the purposes of the Scheme with the Inland Revenue Shares Valuation Division on or before that day, or,

      (b) if Shares in the Company are listed on the London Stock Exchange, the average of the middle market quotations of a Share as derived from the Daily Official List of the London Stock Exchange for the three immediately preceding Dealing Days and rounded up (where necessary) to the nearest whole penny

      "MATERIAL TIME" means in relation to any Option the Date of Grant. or such earlier time or times as the Company and the Inland Revenue may agree in writing

      "OPTION" means a right granted in accordance with the Rules to acquire Shares

      "OPTION HOLDER" means an individual to whom an Option has been granted or, if that individual has died, his executors or personal representatives

      "PARTICIPATING COMPANY" means the Company and any other company of which the Company has Control

      "RULES" means these rules as altered or varied from time to time

      "SCHEDULE 9" means Schedule 9 to the Act

      "SCHEME" means the share option scheme constituted and governed by the RulesShare, an ordinary share in the capital of the Company which satisfies the conditions specified in paragraphs 10 to 14 inclusive of
      Schedule 9

1.2   In these Rules, except insofar as the context otherwise requires:-

1.2.1 words denoting the singular shall include the plural and vice versa;


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1.2.2 words denoting the masculine gender shall include feminine gender; and

1.2.3 any reference to any enactment shall be construed as a reference to that enactment as from time to time amended, extended or re-enacted.

2     GRANT OF OPTIONS

2.1 At any time or times but not within a Close Period the Committee may grant or procure that there are granted to such individuals who shall at the proposed Date of Grant be Eligible Employees as the Committee may in its absolute discretion select options or rights to acquire on making payment of the Acquisition Price such numbers of Shares in the Company as the Committee shall determine.

2.2 No Option shall be granted after the tenth anniversary of the Commencement Date. No Option shall be granted to an Eligible Employee within the period of two years immediately preceding the date on which he shall attain the age at which he is bound to retire in accordance with the terms of his contract of employment.

2.3 Any Option may be granted on terms that it may, or that except in stated circumstances it may, be exercised only subject to the satisfaction or waiver of such objective condition or conditions (including limitations on the time at or period during which the Option may be exercised) as the Committee may determine.

2.4 Any condition imposed under Rule 2.3 may be varied or amended only in accordance with the terms of the condition or in accordance with Rule 2.5.

2.5 If, at any time after the Date of Grant, events happen which results in any condition imposed under Rule 2.3 being no longer appropriate, the condition may be varied or amended in such manner as the Committee shall in its discretion, which shall be exercised fairly and reasonably, think appropriate, provided that the condition as varied or amended is no more difficult to satisfy than the original condition was considered to be at the Date of Grant.

2.6 As soon as is reasonably practical after any Option has been granted the Committee shall ensure that there is issued to the Option Holder a certificate of Option duly executed by the Company as a deed and in such form as the Committee may determine.

3     DEALINGS IN OPTIONS

3.1 No Option may be transferred, assigned or charged in any way. If any attempt is made to transfer, assign or charge any Option the Option shall lapse immediately. Each Option certificate shall carry a statement to this effect. Nothing in this Rule shall detract from the rights of the executors or personal representatives of a deceased Option Holder under the Rules to exercise his Option in his place.

3.2 Any Option Holder may at any time within the period of 30 days after the grant to him of an Option disclaim the Option in whole or in part by giving notice to the Company to that


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      effect. To the extent that an Option is disclaimed it shall be deemed never to have been granted. No consideration shall be payable for any such disclaimer.

3.3   Any Option Holder may surrender any Option at any time.

4     INLAND REVENUE LIMIT ON SHARES SUBJECT TO OPTION

4.1 Any Option granted to an Eligible Employee shall be limited and take effect so that the aggregate Grant Value of all Shares subject to that Option, when added to the aggregate Grant Value of all Shares subject to other Options granted to that Eligible Employee, shall not exceed 30,000

4.2 For the purposes of Rule 4.1 Options shall include all Options granted under this Scheme and all options granted under any other scheme (not being a savings-related share option scheme) approved under Schedule 9 and established by the Company or any Associated Company of the Company.

5     INVESTOR PROTECTION COMPANY LIMITS ON OPTIONS

5.1 No Option shall be granted under the Scheme if the grant would result in any of the limits specified in this Rule being contravened.

5.2   At any time the total of:-

5.2.1 the aggregate nominal value of all Shares issued or which require to be issued upon the exercise of Options granted under this Scheme during the immediately preceding period of 10 years; and

5.2.2 the aggregate nominal value of all Shares issued or which require to be issued upon the exercise of options granted under any other share option scheme (not being a savings-related share option scheme) during that period shall not exceed 5 per cent of the nominal value of the ordinary share capital of the Company then in issue unless all Options granted in excess of that limit are exercisable only in accordance with such special condition or conditions as the Committee shall impose under Rule 2.3.

5.3   At any time the total of:-

5.3.1 the aggregate nominal value of all Shares issued or which require to be issued upon the exercise of Options granted under this Scheme during the immediately preceding period of 10 years;

5.3.2 the aggregate nominal value of all Shares issued or which require to be issued upon the exercise of options granted under any other share option scheme during that period; and

5.3.3 the aggregate nominal value of all Shares issued pursuant to any other employee share scheme during that period


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      shall not exceed 10 per cent of the nominal value of the ordinary share capital of the Company then in issue.

5.4 In determining at any time whether any of the limits specified in this Rule 5 have been complied with no account shall be taken of and there shall be disregarded in calculating the nominal value of the Shares issued or which require to be issued upon the exercise of any Options or options:-

5.4.1 all Shares which would have been required to be issued pursuant to any Option or option which has lapsed or been surrendered or disclaimed, and

5.4.2 all Options granted before Shares are first listed on the Alternative Investment Market.

5.5 Any references in this Rule 5 to any or any other share option scheme or to any savings-related share option scheme or to any employee share scheme shall be construed respectively as references to such schemes as have been or may be established by the Company or by any Associated Company to which Shares are subject.

6     EXERCISE OF OPTIONS

6.1 Any Option which has not lapsed or been surrendered may be exercised in whole or in part at any time and from time to time following the earliest to occur of the following events:-

6.1.1 the third anniversary of the Date of Grant;

6.1.2 the death of the Option Holder;

6.1.3 the Option becoming exercisable in accordance with Rule 8; and

6.1.4 the Option becoming exercisable in accordance with Rule 9.

6.2 If at any time before the third anniversary of the Date of Grant of any Option there shall occur in relation to the Option Holder or the Company any event which the Committee shall consider makes it appropriate, acting in the best interests of the Company and the Option Holders, for such Option to become exercisable then the Committee may determine that such Option shall be exercisable for such period ending not later than the day before the day on which the Option would otherwise become exercisable and not exceeding six months as the Committee shall determine. The Committee may, if it thinks it appropriate, in relation to any exercise of Option taking place within such period waive any condition of exercise which would otherwise be applicable. For the avoidance of doubt such Option shall not lapse at the end of such period, unless the Committee shall so determine.

6.3 If under Rule 2.3 an Option is exercisable subject to the satisfaction or waiver of any condition or conditions then, except as otherwise provided in the Rules or as stated in the Certificate of Option issued at the time of grant, it shall be exercisable only if those


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      condition or conditions (as varied or amended in accordance with Rule 2.3)
      have been satisfied or waived at the time of exercise.

7     LAPSE OF OPTIONS

7.1 An Option shall lapse on the date on which there shall occur the earliest to occur of the following events:-

7.1.1 the tenth anniversary of the Date of Grant;

7.1.2 the first anniversary of the death of the Option Holder:

7.1.3 where Rule 6.2 applies and the Committee has determined that the Option concerned should lapse at the end of the period during which it is exercisable by virtue of that Rule, the end of that period;

7.1.4 where Rule 8 applies, the date of lapse determined in accordance with Rule 8;

7.1.5 where Rule 9 applies, unless a release has been effected under Rule 9.4, the end of the relevant period specified in Rule 9 during which an Option may be exercised, but only if not later than one month before the end of that period the Committee shall give notice to Option Holders that Options shall so lapse; and

7.1.6 the Option Holder being adjudicated bankrupt or declared apparently insolvent.

7.2 An Option which is exercisable subject to satisfaction of a condition imposed under Rule 2.3 shall lapse if, or to the extent that, it is determined that the condition has not been satisfied.

8     CESSATION OF SERVICE

8.1 This Rule applies if an Option Holder ceases, other than by death, to be a director or employee of a Participating Company and does not remain a director or employee of another Participating Company.

8.2 All Options held by the Option Holder shall lapse when the cessation occurs unless Rule 8.3 applies.

8.3   If:-

8.3.1 the cessation occurs by reason of injury, disability or retirement on reaching normal retirement age, or

8.3.2 the cessation occurs for some other reason but within two months after the cessation the Committee decides that Rule 8.2 should not apply then, subject to Rule 8.4,:-


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8.3.3 any Option held by the Option Holder which immediately before the cessation is exercisable shall remain exercisable until six months after the date of cessation when it shall lapse; and

8.3.4 any Option held by the Option Holder which immediately before the cessation has not become exercisable shall become exercisable if and when and to the extent that it would have become exercisable if the cessation had not occurred, and shall lapse six months after it first becomes exercisable.

8.4   If Rule 8.3 applies the Committee may in its absolute discretion:-

8.4.1 decide that, as an alternative to the period during which an Option Holder may exercise an Option in terms of Rule 8.3, the Option shall be exercisable at such time or times or during such period and shall lapse at such time, not later than the tenth anniversary of the Date of Grant, as the Committee shall specify, and/or

8.4.2 waive any condition of exercise imposed under Rule 2.3.

9     TAKEOVERS AND LIQUIDATIONS

9.1   If any person obtains Control of the Company as a result of making

9.1.1 general offer to acquire the whole of the issued ordinary share capital of the Company (other than that which is already owned by such person) which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company or

9.1.2 a general offer to acquire all the shares in the Company which are of the same class as the Shares and which are not already owned by that person then any Option may be exercised before the expiry of the period of six months beginning at the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied. If a person obtains Control of the Company as contemplated by this Rule the Committee shall as soon as practicable notify all Option Holders of that fact.

9.2   If under Article 418 of the Companies (Northern Ireland) Order 1986 or
      Article 96 of the Insolvency (Northern Ireland) Order 1989 the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or Companies, any Option may be exercised before the expiry of the period of six months beginning on the date on which the Court sanctions the compromise or arrangement. If the Court sanctions a compromise or arrangement as contemplated by this Rule the Committee shall as soon as practicable notify all Option Holders of that fact.

9.3 If any person becomes bound or entitled to acquire shares in the Company under Part XIVA of the Companies (Northern Ireland) Order 1986 any Option may be exercised at any time when that person remains so bound or entitled. If any person becomes bound or


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      entitled as contemplated by this Rule the Committee shall as soon as practicable notify all Option Holders of that fact.

9.4   If as a result of the occurrence of any of the events specified in Rule
      9.1 or Rule 9.2 a company has obtained control of the Company, or if a company has become bound or entitled as mentioned in Rule 9.3, the Company shall seek the agreement of the Acquiring Company and if such agreement is obtained any Option Holder may, within the Appropriate Period with the agreement of the Acquiring Company, release all Options which he then holds in exchange for the grant to him of new options which:

9.4.1 are in respect of shares in the Acquiring Company or some other company which satisfy the conditions specified in paragraphs 10 to 14 inclusive of
      Schedule 9;

9.4.2 carry the right to acquire such number of such shares as have on acquisition of the new options an aggregate Market Value equal to the aggregate Market Value at that time of the Shares subject to the Options;

9.4.3 have a total aggregate option price equal to the total amount which would have been payable in the event of the exercise of all Options held by him;

9.4.4 are exercisable in the same manner as the Options were exercisable in accordance with the provisions of the Scheme in effect immediately before the Options were released; and

9.4.5 shall, for all other purposes of the Scheme be treated as having been acquired at the time or respective times of acquisition of the Options which are released in exchange for the grant of the new options.

9.5 If the Company passes a resolution for voluntary winding up, any Option may be exercised within six months after the passing of the resolution.

9.6 For the purposes of this Rule 9 (other than Rule 9.4) a person shall be deemed to have obtained Control of a Company if he and others acting in concert with him have together obtained Control of it.

9.7 Where new options are granted in accordance with Rule 9.4 then in relation to such new options, Rules 6, 9 and 10 shall be construed as if references to "the Company" were references to the company whose shares are subject to the new options and as if references to "Shares" were references to the shares subject to the new options.

10    VARIATION OF SHARE CAPITAL

      In the event of any capitalisation issue, rights issue, consolidation, sub-division or reduction or other variation of share capital by the Company the number of Shares over which Options subsist and the Acquisition Price for each of those Shares may, if the Committee considers it appropriate, be adjusted in such manner as the Auditors confirm in writing to be fair and reasonable provided that


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10.1 no adjustment shall be made without the prior approval of the Board of
     Inland Revenue; and

10.2 following the adjustment the Shares continue to satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9.

     The Company shall promptly after any adjustment has been made pursuant to this Rule give notice thereof to all Option Holders.

11   MANNER OF EXERCISE OF OPTIONS

11.1 No Option may at any time be exercised by an Option Holder who is precluded by paragraph 8 of Schedule 9 from participating in the Scheme.

11.2 No Option may be exercised at any time when the shares which may be thereby acquired are not Shares as defined in Rule 1.1.

11.3 An Option shall be exercised by the Option Holder giving notice to the Company in writing signed by him and setting out the number of Shares in respect of which he wishes to exercise the Option and such notice shall be accompanied by payment in full of the Acquisition Price payable for such Shares and the relevant option certificate and shall be effective on the date of its receipt by the Company.

11.4 Not later than thirty days after the date of exercise of any Option the Shares which then fall to be acquired by the Option Holder shall be issued or transferred to him and a definitive share certificate shall be issued to him in respect of such Shares. Shares issued as a result of the exercise of any Option shall rank PARI PASSU with the other shares of the same class in issue at the date of issue, but shall not confer any right, dividends or other benefits or entitlements the right to which is determined by reference to a date preceding the date of issue.

11.5 When an Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole Option and a new option certificate shall be issued accordingly by the Company as soon as possible after the partial exercise.

11.6 All allotments and issues and transfers of Shares to be made pursuant to the Scheme shall be subject to the obtaining of all necessary statutory or other consents.

12   ALTERATION

     The Committee may from time to time alter or add to all or any of the Rules in such manner and to such extent as the Committee shall think fit, provided that

12.1 no alteration or addition shall materially and adversely affect the rights of an Option Holder as regards an Option granted prior to the alteration or addition being made; and

12.2 while and so long as the Scheme is approved under Schedule 9, no alteration or addition shall have effect until approved by the Board of Inland Revenue.


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13   EMPLOYMENT

     The terms and conditions of the employment by any Participating Company of any Option Holder shall not be changed or affected in any way by his being the holder of any option under the Scheme, or by such rights as he may have to participate in the Scheme. In the event of the termination of the employment by a Participating Company of any Option Holder he shall not be entitled to any compensation or damages in respect of any loss or diminution in the value of his rights under the Scheme which may occur as a result of such termination.

14   ADMINISTRATION

14.1 The Scheme shall be administered by the Committee whose decision on all disputes and matters concerning the interpretation of the Rules shall be final.

14.2 The cost of establishing and operating the Scheme shall be borne by the Participating Companies in such proportions as the Committee shall determine.

14.3 No person shall for the purposes of the Scheme be treated as ceasing to be a director or employee of a Participating Company until he is no longer a director or employee of the Company or of any Associated Company or other company of which the Company has Control.

14.4 Any notice or other communication under or in connection with the Scheme may be given by the Company either personally or by post and to the Company either personally or by post to the secretary; items sent by post shall be pre-paid and shall be deemed to have been received 72 hours after posting.

14.5 The Company shall at all times either keep available sufficient authorised and unissued Shares to satisfy all Options which have neither lapsed or been fully exercised, or shall procure that sufficient Shares are available for transfer to satisfy all such Options.

14.6 The Scheme, the Rules and all other documents relating to the Scheme shall be governed by and construed in accordance with Northern Irish Law.


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